Exhibit 99.1
Opendoor Announces Second Quarter of 2023 Financial Results
SAN FRANCISCO, California - August 3, 2023 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading e-commerce platform for residential real estate transactions, today reported financial results for its quarter ended June 30, 2023. Opendoor’s second quarter of 2023 financial results and management commentary can be accessed through the Company’s shareholder letter on the “Quarterly Reports” page of Opendoor’s investor relations website at https://investor.opendoor.com.
“We exceeded the high end of our guidance in the second quarter as we continue to focus on what we can control and operate with discipline in this environment. Our results reflect the progress we’ve made in strengthening our offering, driving cost efficiencies and managing risk. We expect the third quarter to mark our return to positive contribution margin levels. As of quarter end, 99% of the homes we made offers on between March and June of last year were sold or under resale contract and our new book of inventory is generating positive unit economics in what continues to be an uncertain time in the U.S. housing market. We believe the actions we are taking will allow us to emerge from this cycle more resilient and positioned for market leadership and long-term profitability”, said Carrie Wheeler, CEO of Opendoor.
Second Quarter 2023 Key Highlights
•Revenue of $2.0 billion, down (53)% versus 2Q22 and down (37)% versus 1Q23; with 5,383 total homes sold, down (49)% versus 2Q22 and down (35)% versus 1Q23
•Gross profit of $149 million; Gross Margin of 7.5%, versus 11.6% in 2Q22 and 5.4% in 1Q23
•Net income (loss) of $23 million, versus $(54) million in 2Q22 and $(101) million in 1Q23
•Adjusted Net (Loss) income of $(197) million, versus $122 million in 2Q22 and $(409) million in 1Q23
•Contribution (Loss) Profit of $(90) million, versus $422 million in 2Q22 and $(241) million in 1Q23; Contribution Margin of (4.6)%, versus 10.1% in 2Q22 and (7.7)% in 1Q23
•Adjusted EBITDA of $(168) million, versus $218 million in 2Q22 and $(341) million in 1Q23; Adjusted EBITDA Margin of (8.5)%, versus 5.2% in 2Q22 and (10.9)% in 1Q23
•Inventory balance of $1.1 billion, representing 3,558 homes, down (83)% versus 2Q22 and down (46)% versus 1Q23
•Purchased 2,680 homes, down (81)% versus 2Q22 and up 53% versus 1Q23
•Ended the quarter with 1,390 homes under contract for purchase, down (82)% versus 2Q22 and up 22% versus 1Q23

2023 Financial Outlook
•3Q23 revenue guidance of $950 million to $1.0 billion
•3Q23 Adjusted EBITDA1 guidance of $(60) million to $(70) million
Conference Call and Webcast Details
Opendoor will host a conference call to discuss its financial results on August 3, 2023, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.
About Opendoor
Opendoor’s mission is to power life’s progress, one move at a time. Since 2014, Opendoor has provided people across the U.S. with a simple way to buy and sell a home. Opendoor currently operates in a growing number of markets nationwide.

For more information, please visit www.opendoor.com
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding the health of our financial condition; anticipated future results of operations and financial performance; priorities of the Company to achieve future goals; the Company’s ability to continue to effectively navigate the markets in which it operates; anticipated future and ongoing impacts of our acquisitions and other business decisions; health of our balance sheet to weather ongoing market transitions; the Company’s ability to adopt an effective approach to manage economic and industry risk, as well as inventory health; business strategy and plans, including any plans to expand into additional markets, market opportunity and expansion and objectives of management for future operations, including our statements regarding the benefits and timing of the roll out of new markets, products or technology; and the expected diversification of funding sources. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. The factors that could cause or contribute to actual future events to differ materially from the forward-looking statements in this press release include but are not limited to: the current and future health and stability of the economy, financial conditions and residential housing market,
1 Opendoor has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, inventory valuation adjustment and equity securities fair value adjustment. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” following the financial tables below.

including any extended downturn or slowdown; changes in general economic and financial conditions (including federal monetary policy, interest rates, inflation, actual or anticipated recession, home price fluctuations, and housing inventory) that may reduce demand for our products and services, lower our profitability or reduce our access to future financings; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; investment of resources to pursue strategies and develop new products and services that may not prove effective or that are not attractive to customers and/or partners or that do not allow us to compete successfully; any future impact of the ongoing COVID-19 pandemic (including future variants) or other public health crises on our ability to operate, demand for our products or services, or general economic conditions; addition or loss of a significant number of customers; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; ability to protect our brand and intellectual property; ability to obtain or maintain licenses and permits to support our current and future business operations; ability to operate and grow our core business products, including the ability to obtain sufficient financing and resell purchased homes; our ability to grow market share in our existing markets or any new markets we may enter; our ability to manage our growth effectively; our ability to access sources of capital, including debt financing and securitization funding to finance our real estate inventories and other sources of capital to finance operations and growth; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our technology platform, including our automated pricing and valuation technology; our success in retaining or recruiting, or changes required in, our officers, key employees and/or directors; the impact of the regulatory environment within our industry and complexities with compliance related to such environment; the impact of natural disasters and other catastrophic events; changes in laws or government regulation affecting our business; and the impact of pending or future litigation or regulatory actions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023, as updated by our periodic reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
Contact Information

Investors:
investors@opendoor.com

Media:
press@opendoor.com

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are presented in thousands, and per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
REVENUE	$1,976	$3,120	$4,198	$5,096	$9,349
COST OF REVENUE	1,827	2,950	3,712	4,777	8,328
GROSS PROFIT	149	170	486	319	1,021
OPERATING EXPENSES:
Sales, marketing and operations	124	188	276	312	552
General and administrative	44	66	137	110	238
Technology and development	39	40	41	79	81
Restructuring	10	—	—	10	—
Total operating expenses	217	294	454	511	871
(LOSS) INCOME FROM OPERATIONS	(68)	(124)	32	(192)	150
GAIN ON EXTINGUISHMENT OF DEBT	104	78	—	182	—
INTEREST EXPENSE	(53)	(74)	(89)	(127)	(157)
OTHER INCOME (LOSS) – Net	41	19	4	60	(18)
INCOME (LOSS) BEFORE INCOME TAXES	24	(101)	(53)	(77)	(25)
INCOME TAX EXPENSE	(1)	—	(1)	(1)	(1)
NET INCOME (LOSS)	$23	$(101)	$(54)	$(78)	$(26)
Net income (loss) per share attributable to common shareholders:
Basic	$0.04	$(0.16)	$(0.09)	$(0.12)	$(0.04)
Diluted	$0.03	$(0.16)	$(0.09)	$(0.12)	$(0.04)
Weighted-average shares outstanding:
Basic	646,062	641,916	624,958	646,750	622,064
Diluted	667,159	641,916	624,958	646,750	622,064

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,120	$1,137
Restricted cash	1,684	654
Marketable securities	90	144
Escrow receivable	13	30
Real estate inventory, net	1,149	4,460
Other current assets ($0 and $1 carried at fair value)	37	41
Total current assets	4,093	6,466
PROPERTY AND EQUIPMENT – Net	62	58
RIGHT OF USE ASSETS	28	41
GOODWILL	4	4
INTANGIBLES – Net	9	12
OTHER ASSETS	27	27
TOTAL ASSETS	$4,223	$6,608
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$65	$110
Non-recourse asset-backed debt - current portion	15	1,376
Interest payable	1	12
Lease liabilities - current portion	7	7
Total current liabilities	88	1,505
NON-RECOURSE ASSET-BACKED DEBT – Net of current portion	2,527	3,020
CONVERTIBLE SENIOR NOTES	501	959
LEASE LIABILITIES – Net of current portion	21	38
Total liabilities	3,137	5,522
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 657,337,566 and 637,387,025 shares issued, respectively; 657,337,566 and 637,387,025 shares outstanding, respectively	—	—
Additional paid-in capital	4,224	4,148
Accumulated deficit	(3,136)	(3,058)
Accumulated other comprehensive loss	(2)	(4)
Total shareholders’ equity	1,086	1,086
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,223	$6,608

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(78)	$(26)
Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash provided by operating activities:
Depreciation and amortization	39	38
Amortization of right of use asset	4	4
Stock-based compensation	63	126
Gain on settlement of lease liabilities	(1)	—
Inventory valuation adjustment	37	90
Change in fair value of equity securities	(7)	25
Net fair value adjustments and loss on sale of mortgage loans held for sale	—	(1)
Origination of mortgage loans held for sale	—	(108)
Proceeds from sale and principal collections of mortgage loans held for sale	1	106
(Gain) loss on extinguishment of debt	(182)	—
Changes in operating assets and liabilities:
Escrow receivable	17	28
Real estate inventory	3,259	(622)
Other assets	(3)	(80)
Accounts payable and other accrued liabilities	(31)	79
Interest payable	(10)	—
Lease liabilities	(6)	(2)
Net cash provided by (used in) operating activities	3,102	(343)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(17)	(20)
Purchase of marketable securities	—	(28)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	61	250
Purchase of non-marketable equity securities	—	(25)
Proceeds from sale of non-marketable equity securities	1	3
Capital returns of non-marketable equity securities	—	3
Net cash provided by investing activities	45	183
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of convertible senior notes	(270)	—
Proceeds from exercise of stock options	2	3
Proceeds from issuance of common stock for ESPP	1	—
Proceeds from non-recourse asset-backed debt	236	6,608
Principal payments on non-recourse asset-backed debt	(2,099)	(6,162)
Proceeds from other secured borrowings	—	105
Principal payments on other secured borrowings	—	(100)
Payment of loan origination fees and debt issuance costs	—	(18)
Payment for early extinguishment of debt	(4)	—
Net cash (used in) provided by financing activities	(2,134)	436
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	1,013	276
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period	1,791	2,578
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	$2,804	$2,854
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$126	$145
DISCLOSURES OF NONCASH ACTIVITIES:
Stock-based compensation expense capitalized for internally developed software	$10	$8
RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$1,120	$2,239
Restricted cash	1,684	615
Cash, cash equivalents, and restricted cash	$2,804	$2,854

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit (Loss), Contribution (Loss) Profit, Adjusted Net (Loss) Income, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance.
The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Gross Profit (Loss) and Contribution (Loss) Profit
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit (Loss) and Contribution (Loss) Profit, which are non-GAAP financial measures. We believe that Adjusted Gross Profit (Loss) and Contribution (Loss) Profit are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution (Loss) Profit provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs.
Adjusted Gross Profit (Loss) and Contribution (Loss) Profit are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit (Loss) / Margin
We calculate Adjusted Gross Profit (Loss) as gross profit under GAAP adjusted for (1) inventory valuation adjustment in the current period, and (2) inventory valuation adjustment in prior periods. Inventory valuation adjustment in the current period is calculated by adding back the inventory valuation adjustments recorded during the period on homes that remain in inventory at period end. Inventory valuation adjustment in prior periods is calculated by subtracting the inventory valuation adjustments recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit (Loss) helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution (Loss) Profit / Margin
We calculate Contribution (Loss) Profit as Adjusted Gross Profit (Loss), minus certain costs incurred on homes sold during the current period including: (1) holding costs incurred in the current period, (2) holding costs incurred in prior periods, and (3) direct selling costs. The composition of our holding costs is described in the footnotes to the reconciliation table below. Contribution Margin is Contribution (Loss) Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution (Loss) Profit helps management assess inflows and outflows directly associated with a specific resale cohort.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit (Loss) and Contribution (Loss) Profit to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended			Six Months Ended June 30,
(in millions, except percentages and homes sold, or as noted)	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
Gross profit (GAAP)	$149	$170	$486	$319	$1,021
Gross Margin	7.5%	5.4%	11.6%	6.3%	10.9%
Adjustments:
Inventory valuation adjustment – Current Period(1)(2)	14	23	82	18	85
Inventory valuation adjustment – Prior Periods(1)(3)	(156)	(295)	(12)	(432)	(38)
Adjusted Gross Profit (Loss)	$7	$(102)	$556	$(95)	$1,068
Adjusted Gross Margin	0.4%	(3.3)%	13.2%	(1.9)%	11.4%
Adjustments:
Direct selling costs(4)	(58)	(85)	(100)	(143)	(236)
Holding costs on sales – Current Period(5)(6)	(6)	(13)	(11)	(31)	(42)
Holding costs on sales – Prior Periods(5)(7)	(33)	(41)	(23)	(62)	(36)
Contribution (Loss) Profit	$(90)	$(241)	$422	$(331)	$754
Homes sold in period	5,383	8,274	10,482	13,657	23,151
Contribution (Loss) Profit per Home Sold (in thousands)	$(17)	$(29)	$40	$(24)	$33
Contribution Margin	(4.6)%	(7.7)%	10.1%	(6.5)%	8.1%
________________
(1)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(2)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(3)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(4)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.
(5)Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.
(6)Represents holding costs incurred in the period presented on homes sold in the period presented.
(7)Represents holding costs incurred in prior periods on homes sold in the period presented.
Adjusted Net (Loss) Income and Adjusted EBITDA
We also present Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-recurring, non-cash, not directly related to our revenue-generating operations, not aligned to related revenue, or not reflective of ongoing operating results that vary in frequency and amount.

Adjusted Net (Loss) Income and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include inventory valuation adjustments that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, inventory valuation adjustments required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net income (loss).
Adjusted Net (Loss) Income
We calculate Adjusted Net (Loss) Income as GAAP net income (loss) adjusted to exclude non-cash expenses of stock-based compensation, equity securities fair value adjustment, and intangibles amortization expense. It excludes expenses that are not directly related to our revenue-generating operations such as restructuring, gain on lease termination, and legal contingency accruals. It excludes (gain) loss on extinguishment of debt as these expenses were incurred as a result of decisions made by management to repay portions of our outstanding credit facilities early; these expenses are not reflective of ongoing operating results and vary in frequency and amount. Adjusted Net (Loss) Income also aligns the timing of inventory valuation adjustments recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net (Loss) Income does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA
We calculated Adjusted EBITDA as Adjusted Net (Loss) Income adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business.

The following table presents a reconciliation of our Adjusted Net (Loss) Income and Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended			Six Months Ended June 30,
(in millions, except percentages)	June 30, 2023	March 31, 2023	June 30, 2022	2023	2022
Net income (loss) (GAAP)	$23	$(101)	$(54)	$(78)	$(26)
Adjustments:
Stock-based compensation	21	42	59	63	126
Equity securities fair value adjustment(1)	(6)	(1)	3	(7)	25
Intangibles amortization expense(2)	1	2	3	3	5
Inventory valuation adjustment – Current Period(3)(4)	14	23	82	18	85
Inventory valuation adjustment — Prior Periods(3)(5)	(156)	(295)	(12)	(432)	(38)
Restructuring(6)	10	—	—	10	—
(Gain) loss on extinguishment of debt	(104)	(78)	—	(182)	—
Gain on lease termination	(1)	—	—	(1)	—
Legal contingency accrual and related expenses	—	—	42	—	45
Other(7)	1	(1)	(1)	—	(1)
Adjusted Net (Loss) Income	$(197)	$(409)	$122	$(606)	$221
Adjustments:
Depreciation and amortization, excluding amortization of intangibles	9	12	12	21	21
Property financing(8)	44	60	76	104	134
Other interest expense(9)	9	14	13	23	23
Interest income(10)	(34)	(18)	(6)	(52)	(6)
Income tax expense	1	—	1	1	1
Adjusted EBITDA	$(168)	$(341)	$218	$(509)	$394
Adjusted EBITDA Margin	(8.5)%	(10.9)%	5.2%	(10.0)%	4.2%
________________
(1)Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.
(2)Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.
(3)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(4)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(5)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(6)Restructuring costs consist primarily of severance and employee termination benefits related to the Company’s April 2023 workforce reduction.
(7)Includes primarily sublease income and income from equity method investments.
(8)Includes interest expense on our non-recourse asset-backed debt facilities.
(9)Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, interest expense related to the 2026 convertible senior notes outstanding, and interest expense on other secured borrowings.
(10)Consists mainly of interest earned on cash, cash equivalents, restricted cash and marketable securities.